UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2021

VINE ENERGY INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40239	81-4833927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Granite Parkway, Suite 550 Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 771-6701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	VEI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On March 29, 2021, Vine Energy Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) issued a press release announcing that, subject to market and other conditions, the Company’s subsidiary, Vine Energy Holdings LLC, a Delaware limited liability company, intends to offer for sale $950 million in aggregate principal amount of new senior unsecured notes due 2029 in a private offering to eligible purchasers that is exempt from registration under the Securities Act of 1933, as amended. As of March 25, 2021, after giving effect to our initial public offering and related transactions, we had available capacity of $296 million (after giving effect to approximately $26 million of letters of credit), resulting in liquidity of approximately $410 million. As of December 31, 2020, after giving effect to this notes offering, the initial public offering and the use of proceeds therefrom (including the repayment in full and termination of each of our prior revolving credit facility and the revolving credit facility of Brix Operating LLC), we would have had approximately $58 million of outstanding borrowings under our new revolving credit facility (excluding approximately $26 million of letters of credit outstanding), approximately $150 million of outstanding borrowings under our second lien term loan and $950 million of notes offered hereby. As of the same date, after giving effect to this notes offering and our use of proceeds therefrom, we expect we would have had approximately $266 million of available capacity under our new revolving credit facility, resulting in liquidity of approximately $291 million.

A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

This report is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Vine Energy Inc., dated March 29, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2021	VINE ENERGY INC.

/s/ Eric D. Marsh
	Name:	Eric D. Marsh
	Title:	President, Chief Executive Officer and Chairman of the Board